UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2012, Oasis Petroleum Inc. (the “Company”) and certain of its subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), in connection with an underwritten public offering of $400 million aggregate principal amount of the Company’s 6.875% Senior Notes due 2023 (the “Notes”). The issuance and sale of the Notes has been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-175603), as amended, of the Company, filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2011. Closing of the issuance and sale of the Notes occurred on July 2, 2012. A legal opinion related to the Notes is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any debt securities issued or guaranteed by the Company having a term of more than one year (other than the Notes) for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of J.P. Morgan Securities LLC.

Certain of the underwriters and affiliates of certain of the underwriters have provided, or may in the future provide, investment banking, commercial banking and other financial and advisory services to the Company and/or its affiliates, including underwriting and the provision of financial advice, and have received, or may in the future receive, customary fees and commissions for their services. Affiliates of certain of the underwriters are also lenders under the Company’s revolving credit facility.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Supplemental Indenture for 6.875% Notes due 2023

On July 2, 2012, the Company completed the public offering of the Notes, which are fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries (collectively, the “Guarantors”): Oasis Petroleum LLC, Oasis Petroleum North America LLC, Oasis Petroleum Marketing LLC and Oasis Well Services LLC.

The terms of the Notes are governed by the indenture dated as of November 10, 2011 (the “Base Indenture”), among the Company, the Guarantors, and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the second supplemental indenture, dated as of July 2, 2012 (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented, the “Indenture”).

The Notes will mature on January 15, 2023, and interest is payable on the Notes on each January 15 and July 15, commencing on January 15, 2013. At any time prior to July 15, 2015, the Company may redeem up to 35% of the Notes at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of certain equity offerings so long as the redemption occurs within 180 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption. Prior to July 15, 2017, the Company may redeem some or all of the notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. If the Company undergoes a change of control on or prior to July 15, 2013, the Company may redeem all, but not less than all, of the Notes at a redemption price equal to 110% of the principal amount of the Notes redeemed plus accrued and unpaid interest. The Company must offer to purchase the Notes if it experiences specific kinds of changes of control or sells assets under certain circumstances. On and after July 15, 2017, the Company may redeem some or all of the notes at redemption prices (expressed as percentages of principal amount) equal to 103.438% for the twelve-month period beginning on July 15, 2017, 102.292% for the twelve-month period beginning July 15, 2018, 101.146% for the twelve-month period beginning July 15, 2019 and 100.000% beginning on July 15, 2020, plus accrued and unpaid interest to the redemption date.

The Notes are the Company’s senior unsecured obligations, and will rank equally in right of payment with all of the Company’s existing and future senior debt, and will rank senior in right of payment to all of the Company’s future subordinated debt. The Notes will be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the value of the collateral securing such indebtedness.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt or enter into sale and leaseback transactions; (ii) pay distributions on, redeem or repurchase equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Company and its subsidiaries will cease to be subject to such covenants.

The Indenture contains customary events of default, including:

•	default in any payment of interest on any Note when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any Note when due;

•	failure by the Company to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•

payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $10.0 million or more;

•

certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

•

failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $10.0 million within 60 days; and

•	any guarantee of the Notes by a Guarantor ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.

Other material terms of the Notes, the Base Indenture and the Supplemental Indenture are described in the prospectus supplement, dated June 27, 2012, as filed by the Company and the Subsidiary Guarantors with the Commission on June 28, 2012. The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to such Indenture. A copy of the Supplemental Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On June 27, 2012, the Company issued press releases announcing the launch and pricing of its public offering of the Notes. Copies of the press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated June 27, 2012, by and among Oasis Petroleum Inc., the subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

4.1	Second Supplemental Indenture dated as of July 2, 2012 among the Company, the Guarantors and U.S. Bank National Association, as trustee.

5.1	Opinion of Vinson & Elkins L.L.P.

99.1	Launch Press Release dated June 27, 2012.

99.2	Pricing Press Release dated June 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: July 2, 2012	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated June 27, 2012, by and among Oasis Petroleum Inc., the subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

4.1	Second Supplemental Indenture dated as of July 2, 2012 among the Company, the Guarantors and U.S. Bank National Association, as trustee.

5.1	Opinion of Vinson & Elkins L.L.P.

99.1	Launch Press Release dated June 27, 2012.

99.2	Pricing Press Release dated June 27, 2012.